UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 7, 2006

AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1900 South Price Road
Chandler, AZ 85248
(Address of Principal Executive Offices, including Zip Code)
(480) 821-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d). Election of Directors
On February 7, 2006, Roger Carolin was elected to the board of directors of Amkor Technology, Inc. He has been appointed to serve on the audit committee of the board of directors.
Mr. Carolin is currently a venture partner at SCP Partners, a multi-stage venture capital firm with over $800 million under management that invests in technology oriented companies. At SCP, he works to identify attractive investment opportunities and assists portfolio companies in the areas of strategy development, operating management, and intellectual property.
Mr. Carolin co-founded CFM Technologies, Inc., a global manufacturer of semiconductor process equipment, and was CEO for 10 years until the company was acquired. During his time at CFM, the company developed a substantial patent portfolio. The core patent in the portfolio was successfully litigated against two major competitors.
Mr. Carolin formerly worked for Honeywell, Inc. and General Electric Co., where he developed advanced computer systems for on-board missile applications. Mr. Carolin holds a bachelor’s degree in electrical engineering from Duke University and an MBA from Harvard Business School.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMKOR TECHNOLOGY, INC.

	By:	/s/ Kenneth T. Joyce

Kenneth T. Joyce
Chief Financial Officer

Date: February 8, 2006